UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2018, James E. Harris resigned from his position as Executive Vice President, Business Transformation and Business Services of Coca-Cola Bottling Co. Consolidated (the “Company”) and all positions and offices he held with the Company’s subsidiaries and affiliates, each effective as of the close of business on December 30, 2018 (the “Separation Date”), to pursue other opportunities.

In connection with his resignation, Mr. Harris and the Company entered into a Consulting and Separation Agreement and Release (the “Agreement”) on November 12, 2018, to assist in the transition of his duties and to provide such other services to the Company as may be requested from time to time by the Company, in both cases, during the Transition Term (as defined below). The Agreement provides that Mr. Harris will continue to be employed by the Company from November 12, 2018, the date of execution of the Agreement (the “Execution Date”), through the Separation Date (the “Transition Term”). The Agreement also provides that, during the Transition Term, the Company shall continue to pay and provide Mr. Harris his annual base salary and benefits, all as in effect immediately prior to the Execution Date. Further, pursuant to the terms of the Agreement, Mr. Harris is entitled to receive no later than March 15, 2019 (i) the annual bonus earned under the Company’s 2018 Annual Bonus Plan and (ii) the long-term award earned under the Company’s 2016-2018 Long-Term Performance Plan.

The Agreement also provides that, during the period from the Separation Date through March 31, 2019 (the “Consulting Term”), Mr. Harris shall be available to provide certain advisory and consulting services to the Company. Pursuant to the terms of the Agreement, any services provided by Mr. Harris during the Consulting Term shall be provided as an independent contractor of the Company and not as an employee.

In consideration for Mr. Harris’ comprehensive release of claims against the Company and its affiliates and his covenants set forth in the Agreement regarding continuing cooperation, non-disparagement, non-competition (during the Separation Payment Term (as defined below) and for six months thereafter), non-interference with any of the Company’s relationships with its existing or potential employees, suppliers or customers (during the Separation Payment Term and for six months thereafter), and nondisclosure of the Company’s confidential information, Mr. Harris will be entitled to receive (i) monthly payments of $92,256.94 for 18 months (the “Separation Payment Term”), commencing as of the first calendar month following the expiration of the Transition Term, and (ii) a portion of the awards under the Company’s 2017-2019 and 2018-2020 Long-Term Performance Plans, prorated for the portion of the performance periods of Mr. Harris’ employment through the Separation Date, such prorated awards to be paid to Mr. Harris on the same date as awards for such performance periods are paid to other Company executives (collectively, the “Separation Benefits”). Under the terms of the Agreement, the Company’s obligation to provide Mr. Harris the Separation Benefits is conditioned on Mr. Harris being in substantial compliance with the material terms of the Agreement as of the dates of the payments. Under the terms of the Agreement, Mr. Harris may revoke the Agreement for a period of seven days after the Execution Date. The Agreement will not become effective or enforceable until the seven-day revocation period has ended.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporated By Reference To

10.1*	Consulting and Separation Agreement and Release, dated as of November 12, 2018, by and between the Company and James E. Harris.	Filed herewith.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: November 13, 2018	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III
Executive Vice President, General Counsel and Secretary